Exhibit 10.30

                          PLEDGE AND SECURITY AGREEMENT
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         THIS PLEDGE AND SECURITY AGREEMENT (this "Agreement") is entered into as of June 25, 2002, by FIRST LOOK MEDIA, INC., a Delaware corporation ("Debtor"), with its chief executive office located at 8800 Sunset Boulevard, Penthouse E, Los Angeles, California 90046, in favor of SEVEN HILLS PICTURES, LLC, a Connecticut limited liability company, with an office at 1041 North Formosa Avenue, West Hollywood, California 90046 ("Secured Party"), with reference to the following facts:

                                    RECITALS:

         A. In connection with the transactions contemplated by the Securities Purchase Agreement, dated as of May 20, 2002, between the Debtor and the Secured Party (the "Purchase Agreement"), Debtor has requested that Secured Party extend to Debtor and First Look/Seven Hills LLC, a Delaware limited liability company (the "LLC"), certain credit accommodations pursuant to a Secured Convertible Promissory Note due June 25, 2008, of even date herewith, of Debtor and the LLC in the principal amount of $2,000,000 (the "Promissory Note").

         B. Debtor will contribute to the capital of the LLC the proceeds of the Secured Party's credit accommodations pursuant to the Promissory Note.

         C. As security for, among other obligations, Debtor's obligations under the Promissory Note, Debtor has agreed to grant to Secured Party a security interest in all of Debtor's right, title and interest in and to its membership interest in the LLC (the "LLC Interest") and all proceeds thereof as described herein.

                                   AGREEMENT:

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor agrees with Secured Party as follows:

SECTION 1. PLEDGE AND SECURITY INTEREST

1.1 Pledge and Security Interest. As security for the Obligations (as defined in
Section 1.2), Debtor hereby pledges and grants to Secured Party a security interest (the "Security Interest") in the following (the "Collateral"):

         (a) the LLC Interest, any certificates or instruments representing the LLC Interest and other rights, contractual and otherwise, in respect thereof; and

         (b) all proceeds of all of the foregoing.


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1.2 Obligations Secured. This Agreement is given for the purpose of securing, in such order of priority as Secured Party may elect, the following obligations
(the "Obligations") to Secured Party:

         (a) Payment of the indebtedness evidenced by the Promissory Note, and any renewals, amendments, restatements or replacements thereof, according to the terms thereof;

         (b) Performance and observation of all agreements, warranties, covenants and conditions contained in the Promissory Note; and

         (c) Performance and observation of all agreements, warranties, covenants and conditions contained in this Agreement.

SECTION 2. REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1 Representations, Warranties and Covenants of Debtor. Debtor hereby represents, warrants, covenants and agrees with Secured Party that:

         (a) Debtor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with Debtor's location at the address of Debtor set forth in the first paragraph above, and is duly qualified and in good standing and authorized to do business in all jurisdictions wherein the location and nature of the properties used or business, as the same is presently or proposed to be conducted, make such qualification necessary, except for those jurisdictions where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have a material adverse effect on the Debtor. Debtor has no trade name or style other than the fictitious names listed on Schedule I attached hereto.

         (b) Debtor has all requisite power and authority to execute, deliver and perform this Agreement. This Agreement has been duly executed and delivered by Debtor and constitutes a legal, valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms, subject only to applicable bankruptcy, insolvency, reorganization and other similar laws of general application affecting the rights of creditors and by general principles of equity.

         (c) No authorization or approval or other action by or notice to or filing with any governmental authority or any regulatory body and no consent of any other person is required for the due execution, delivery and performance by Debtor of this Agreement other than the "Required Approvals" (as defined in the Purchase Agreement) and other than filings, notifications and consents which, if not given or made, could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, operations or assets of Debtor or which would be reasonably expected to diminish the value of the Collateral.

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         (d) The execution and delivery of this Agreement, and the performance of its terms, will not result in any violation of or constitute a default under the terms of any agreement or other instrument, license, judgment, order, statute, ordinance or other governmental rule or regulation, applicable to Debtor or the Collateral that would have a material adverse effect on the business, operations or assets of Debtor or which would be reasonably expected to diminish the value of the Collateral. Upon its execution and delivery, this Agreement shall create an enforceable and valid lien and security interest in the Collateral.

         (e) Debtor has good legal and beneficial title to the Collateral, free and clear of all mortgages, security interests, liens and encumbrances other than the lien and security interest created under that certain Credit, Security, Guaranty and Pledge Agreement dated as of June 20, 2000, as amended (the "Chase Credit Agreement"), securing the payment and performance by Debtor for borrowed money of Debtor.

         (f) Debtor shall not sell, transfer, assign or otherwise dispose of any Collateral or any interest therein without obtaining the prior written consent of Secured Party. Debtor shall not execute any financing statement or security agreement covering the type, kind or class of personal property covered hereby, except in connection with the lien and security interest under the Chase Credit Agreement.

         (g) Debtor shall pay when due all taxes, assessments and other charges that may be levied or assessed against the Collateral; provided, however, that the Debtor shall not be required to pay any such tax, assessment, charge or levy that is being contested in good faith by proper proceeding and adequate reserves for the accrual of same are maintained if required by generally accepted accounting principles.

         (h) Debtor shall keep adequate records concerning the Collateral and Secured Party shall have free and complete access to Debtor's records and shall have the right to make extracts therefrom or copies thereof.

         (i) Debtor, at its sole cost and expense, shall protect and defend this Agreement, all of the rights of Secured Party hereunder and the Collateral against all claims and demands of other parties. Debtor shall pay all claims and charges that in the reasonable judgment of Secured Party might prejudice, imperil or otherwise affect the Collateral or the Security Interest. Debtor shall promptly notify Secured Party of any levy, distraint or other seizure by legal process or otherwise of any part of the Collateral and of any threatened or filed claims or proceedings that might in any way affect or impair the terms of this Agreement.

         (j) The Security Interest, at all times, shall be perfected and shall be prior to any other interests in the Collateral other than the lien and security interest under the Chase Credit Agreement. Debtor shall execute and deliver to Secured Party and Secured Party shall file all security agreements, financing statements, continuation statements and other documents deemed necessary by Secured Party to establish, maintain and continue the perfected Security Interest. Debtor, on demand, shall promptly pay all costs and expenses of filing and recording, including the costs of any searches, deemed necessary by Secured Party from time to time to establish and determine the validity and the continuing priority of the Security Interest.

         (k) All rights, powers and remedies granted Secured Party herein, or otherwise available to Secured Party, are for the sole benefit and protection of Secured Party, and Secured Party may exercise any such right, power or remedy at its option and in its sole and absolute discretion without any obligation to do so. In addition, if under the terms hereof, Secured Party given two or more alternative courses of action, Secured Party may elect any alternative or combination of alternatives at its option and in its sole and absolute discretion.

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         (l) All certificates and instruments currently representing the LLC
Interest shall be delivered to Secured Party on or prior to the execution and delivery of this Agreement. All other certificates and other instruments constituting Collateral from time to time shall be delivered to Secured Party promptly upon the receipt thereof by or on behalf of Debtor. All such certificates and instruments shall be held by Secured Party pursuant hereto and shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Secured Party.

SECTION 3. VOTING RIGHTS, DIVIDENDS, ETC., IN RESPECT OF THE COLLATERAL

         (a) So long as no "Event of Default" (as defined below) shall have occurred and be continuing:

                  (i) Debtor may exercise any and all voting and other consensual rights pertaining to any Collateral for any purpose not inconsistent with the terms of this Agreement; and

                  (ii) Debtor may receive and retain any and all distributions paid in cash with respect of the Collateral.

         (b) Upon the occurrence and during the continuance of a Event of Default;

                  (i) all rights of Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to paragraph (i) of subsection (a) of this Section 3, and to receive the distribution which it would otherwise be authorized to receive and retain pursuant to paragraph (ii) of subsection (a) of this Section 3, shall cease, and all such rights shall thereupon become vested in Secured Party, who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Collateral such distributions.

                  (ii) without limiting the generality of the foregoing, the Debtor may, at its option, exercise any and all rights, privileges or options pertaining to any of the Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other adjustment of the LLC, or upon the exercise by the LLC of any right, privilege or option pertaining to any Collateral, and, in connection therewith, to deposit and deliver any and all of the Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine; and

         (c) all distributions which are received by Debtor contrary to the provisions of paragraph (i) of this Section 3(b) shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Debtor, and shall be forthwith paid over to Secured Party in the exact form received with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by Secured Party as Collateral and as further collateral security for the Obligations.

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SECTION 4. Additional Provisions Concerning the Collateral.

         (a) Upon the occurrence and during the continuance of an Event of Default, Debtor hereby irrevocably appoints Secured Party as Debtor's attorney-in-fact and proxy, with full authority in the place and stead of the Debtor and in name of Debtor or otherwise, from time to time in Secured Party's discretion, to take any action and to execute any instrument which Secured Party as Debtor's attorney-in-fact and proxy may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of Debtor under Section 3(a) hereof), including, without limitation, to receive, endorse and collect all instruments made payable to Debtor representing any dividend or other distribution in respect of any Collateral and to give full discharge for the same.

         (b) If Debtor fails to perform any agreement or obligation contained herein, Secured Party itself may perform, or cause performance of, such agreement or obligation, and the expenses of Debtor incurred in connection therewith shall be payable by Debtor.

SECTION 5. EVENT OF DEFAULT; REMEDIES

5.1 Event of Default. The occurrence of any of the following events or conditions shall constitute and is hereby defined to be an "Event of Default":

         (a) A default or violation shall occur in the performance of any of the obligations of Debtor under Section 2;

         (b) A default or violation in the performance of Debtor's obligations under this Agreement (other than a default or violation referred to elsewhere in this Section 5) which continues unremedied (i) for a period of ten Business Days (as defined below) after notice of such default or violation to Debtor in the case of any default or violation which can be cured by the payment of money alone or (ii) for a period of 20 Business Days after notice to Debtor in the case of any other default or violation;

         (c) Any levy, execution upon or judicial seizure of any portion of the Collateral or the institution of any legal action or proceeding affecting Debtor's or Secured Party's interest in the Collateral;

         (d) The occurrence of an "Event of Default" as defined in the Promissory Note; or

         (e) The occurrence of an "Event of Default" as defined in the Security Agreement, of even date herewith, from the LLC in favor of Secured Party.

As used herein, the term "Business Day" means any day other than a Saturday, Sunday or a day on which banks in California are required to close.

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5.2 Remedies. Upon the occurrence of any Event of Default, and at any time while such Event of Default is continuing, Secured Party shall be entitled to do one or more of the following, and only one or more of the following:

         (a) Without notice or demand and without legal process, take possession of the Collateral wherever found;

         (b) Upon obtaining possession of the Collateral or any part thereof, after notice to Debtor as provided in Section 5.3, sell such Collateral at public or private sale either with or without having such Collateral at the place of sale;

         (c) The proceeds of any sale of all or any part of the Collateral shall be applied as follows:

                  (i) First, to the payment of the reasonable costs and expenses, including reasonable attorneys' fees and legal expenses, incurred by Secured Party in connection with (A) the administration of this Agreement, (B) the custody, preservation, use of operation of, or the sale of, collection from, or other realization upon, the Collateral, (C) the exercise or enforcement of any of the rights of Secured Party hereunder or (D) the failure of Debtor to perform or observe any of the provisions hereof;

                  (ii) Second, to the payment of the unpaid portion of the Obligations; and

                  (iii) Third, the surplus proceeds, if any, to Debtor or to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct; and

         (d) Secured Party or its affiliates, so far as may be lawful, may purchase all or any part of the Collateral offered at any public or private sale made in the enforcement of Secured Party's rights and remedies hereunder.

5.3 Notice of Sale and Foreclosure Sale. Secured Party shall give to Debtor notice of any sale or other disposition of all or any part of the Collateral as required by law. Debtor agrees that notice and demand shall be deemed to be commercially reasonable and effective if such notice is given to Debtor at least ten Business Days prior to such sale or other disposition in the manner provided herein for the giving of notices. At any sale hereunder by Secured Party or pursuant to a judicial decree, the Collateral may be sold as a unit or in parcels, at Secured Party's sole discretion, and Secured Party may be the purchaser at any such sale and hold said properties and rights thereafter free from claim of Debtor. At any such sale it shall not be necessary, and Debtor hereby waives any right to require, that the Collateral be present at the sale or in view of the prospective purchasers or that the person conducting the sale have actual physical possession thereof, and Debtor agrees that all of Debtor's interest in the Collateral wheresoever located, shall pass upon such sale with like effect as if the same were present and in the possession of the person conducting such sale and were physically delivered to the purchaser at such sale. Debtor further agrees that the possession of Debtor of the Collateral or any of the same shall be deemed the possession of the person conducting such sale. The recitals in any judicial decree or Certificate of Sale made thereunder, shall be conclusive proof of the truthfulness of any matters or facts stated therein, whether set forth in specific or general terms or as conclusions of law or fact. There shall be deducted from the proceeds of any such sale all costs and expenses incurred therein, including reasonable attorneys' fees and commissions, and the net proceeds thereof shall be paid to Secured Party for application on the Liabilities, the surplus, if any, to be paid to the person or persons legally entitled thereto.

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5.4 Costs and Expenses. Debtor shall pay all costs and expenses, including without limitation, costs of Uniform Commercial Code searches, court costs and reasonable attorney's fees and expert witness fees, incurred by Secured Party in enforcing payment and performance of the Obligations or in exercising the rights and remedies of Secured Party hereunder. All such costs and expenses shall be secured by this Agreement and all other lien and security documents securing the Obligations. In the event of any court proceedings, court costs and attorneys' fees shall be set by the court and not by jury and shall be included in any judgment obtained by Secured Party.

5.5 Uniform Commercial Code. Subject to Section 5.6, in addition to the remedies provided herein, in an Event of Default, Secured Party shall have all the rights and remedies afforded a secured party under the Uniform Commercial Code. No failure on the part of Secured Party to exercise any of their rights hereunder arising upon any Event of Default shall be construed to prejudice its rights upon the occurrence of any other or subsequent Event of Default. No delay on the part of Secured Party in exercising any such rights shall be construed to preclude it from the exercise thereof at any time while that Event of Default is continuing. Subject to Section 5.6, Secured Party may enforce any one or more remedies or rights hereunder successively or concurrently. By accepting payment or performance of any of the obligations after its due date, Secured Party shall not thereby waive the agreement contained herein that time is of the essence, its right to require prompt payment or performance when due of the remainder of the Obligations, or its right to consider the failure to so pay or perform an Event of Default.

5.6 Nonrecourse to Debtor. Secured Party acknowledges and agrees that it shall have no rights or remedies against Debtor in an Event of Default other than as set forth in this Section 5. Without limiting the generality of the foregoing, Secured Party shall have no recourse against Debtor or any of its property or assets (other than the Collateral) for any deficiency.

SECTION 6. MISCELLANEOUS PROVISIONS

6.1 Other Security. The acceptance of this Agreement by Secured Party shall not be considered a waiver of or in any way to affect or impair any other security that Secured Party may have, acquire simultaneously herewith, or hereafter acquire for the payment or performance of the Obligations, and the taking by Secured Party at any time of any such additional security shall not be construed as a waiver of or in any way to affect or impair the Security Interest. Secured Party may resort, for the payment or performance of the Obligations, to any collateral in such order and manner as it may determine.

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6.2 Extensions of Time. Without notice or demand, without affecting the obligations of Debtor hereunder or the personal liability of any person for payment or performance of the Obligations, and without affecting the Security Interest or the priority thereof, Secured Party, from time to time may extend the time for payment of all or any part of the Obligations owed to it.

6.3 Rights of Secured Party. Without notice or demand, without affecting the obligations of Debtor hereunder or the personal liability of any person for the payment or performance of the Obligations, and without affecting the Security Interest or the priority thereof, Secured Party from time to time may: (i) accept a renewal note for the Promissory Note, reduce the payments thereon, release any person liable for all or any part thereof or otherwise change the terms thereof or of all or any part of any of the Obligations; (ii) take and hold other security for the payment or performance of the Obligations and enforce, exchange, substitute, subordinate, waive or release any such security;
(iii) join in any extension or subordination agreement; or (iv) release any part of the Collateral from the Security Interest.

6.4 Waiver. Debtor waives and agrees not to assert: (i) any right to require Secured Party to proceed against any guarantor, to proceed against or exhaust any other security for the obligations, to pursue any other remedy available to Secured Party, or to pursue any remedy in any particular order or manner; (ii) the benefits of any legal or equitable doctrine or principle of marshalling;
(iii) the benefits of any statute of limitations affecting the enforcement hereof; (iv) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand and nonpayment, relating to the Obligations; and (v) any benefit of, and any right to participate in, any other security now or hereafter held by Secured Party.

6.5 Possession. Until an Event of Default, Debtor may retain possession of the Collateral and may use it in any lawful manner consistent with this Agreement.

6.6 Construction; Severability. The terms herein shall have the meanings in and be construed under the Uniform Commercial Code of the State of California. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be void or invalid, the same shall not affect the remainder hereof which shall be effective as though the void or invalid provision had not been contained herein.

6.7 Modification, Waiver, etc. No modification, rescission, waiver, release or amendment of any provision of this Agreement shall be made except by a written agreement subscribed by Debtor and Secured Party.

6.8 Term. This Agreement shall remain in full force and effect until all of the Obligations shall have been paid and performed in full.

6.9 Setoff. No setoff or claim that Debtor now has or may in the future have against Secured Party shall relieve Debtor from paying or performing the Obligations.

6.10 Time. Time is of the essence hereof.

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6.11 Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their heirs, personal representatives, successors and assigns. The term "Secured Party" shall include not only the original Secured Party hereunder, but also its successors and assigns, including without limitation, any future owner and holder, including pledgee, of the Promissory Note. The provisions hereof shall apply to the parties according to the context thereof and without regard to the number or gender of words or expressions used.

6.12 Notice. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effective upon personal delivery to the party to be notified or, if sent by telex or telecopier, upon receipt of the correct answer back, or upon deposit with the United States Post Office, by registered or certified mail, or upon deposit with an overnight air courier, in each case postage prepaid and addressed to the party to be notified at the address indicated for such party in the introduction to this Agreement, or at such other address as such party may designate by ten days' advance written notice to the other party.

6.13 Financing Statement. Debtor hereby authorizes Secured Party to prepare and file, or refile, any and all financing statements, or renewals or replacements thereof, necessary or appropriate, in Secured Party's discretion, to perfect or reflect of record the Security Interest. Debtor agrees that a photographic or other reproduced copy of this Agreement or any financing statement relating hereto shall be sufficient for filing and recording as a financing statement.

6.14 Governing Law. This Agreement and the rights, duties and obligations of the parties hereto shall be governed by and construed in accordance with the internal laws of the State of California and, to the extent they preempt the laws of such state, the laws of the United States.

                            [SIGNATURE PAGE FOLLOWS]

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         IN WITNESS WHEREOF, Debtor has caused this Agreement to be signed in its name by its duly authorized officer.

                                         FIRST LOOK MEDIA, INC.



                                         By:  /s/ Christopher Cooney
                                            ------------------------------
                                              Name:    Christopher Cooney
                                              Title:   Chief Executive Officer




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                                   SCHEDULE I

                                FICTITIOUS NAMES


Corporate Name                                  Fictitious Name
----------------------                          -----------------------------
First Look Media, Inc.                          Overseas Filmgroup
                                                First Look Pictures
                                                First Look Home Entertainment
                                                First Look Artists



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